    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1999

                                                 REGISTRATION NO. 333-
                 333-                                                        -01
                 333-                                                        -02
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                  SEITEL, INC.
                             SEITEL CAPITAL TRUST I
                            SEITEL CAPITAL TRUST II
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                   76-00254341
                          DELAWARE                                                   APPLIED FOR
                          DELAWARE                                                   APPLIED FOR
      (State or Other Jurisdiction of Incorporation or                   (I.R.S. Employer Identification No.)
                       Organization)

                    50 BRIAR HOLLOW LANE                                            PAUL A. FRAME
                       7TH FLOOR WEST                                                SEITEL, INC.
                    HOUSTON, TEXAS 77027                                         50 BRIAR HOLLOW LANE
                       (713) 881-8900                                               7TH FLOOR WEST
    (Address, including zip code, and telephone number,                          HOUSTON, TEXAS 77027
                    including area code,                                            (713) 881-8900
        of Registrant's principal executive offices)          (Name, address, including zip code, and telephone number,
                                                                                 including area code,
                                                                                of agent for service)

                             ---------------------
                                   Copies to:

                                 W. MARK YOUNG
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                           1000 LOUISIANA, SUITE 3400
                           HOUSTON, TEXAS 77002-5007
                                 (713) 276-5864
                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement, as determined by market conditions.
   If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------------
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]
---------------------
   If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
---------------------
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
            TITLE OF SHARES                AMOUNT TO BE         AGGREGATE PRICE             AGGREGATE              AMOUNT OF
           TO BE REGISTERED                 REGISTERED            PER UNIT(1)             OFFERING PRICE      REGISTRATION FEE(2)
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
Senior Debt Securities(3)..............
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Subordinated Debt Securities(3)........
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Common Stock(4)........................
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Preferred Stock(4).....................
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Preferred Securities of Seitel Capital
  Trust I..............................
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Preferred Securities of Seitel Capital
  Trust II.............................
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Guarantees of Preferred Securities of
  Seitel Capital Trust I by Seitel,
  Inc.(5)..............................
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Guarantees of Preferred Securities of
  Seitel Capital Trust II by Seitel,
  Inc.(5)..............................
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Junior subordinated Debentures of
  Seitel, Inc.(6)......................
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        Total..........................    $200,000,000               100%                 $200,000,000             $55,600
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

(1) The proposed maximum price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.
(3) If any Senior Debt Securities and Subordinated Debt Securities are issued at an original issue discount, then the offering price shall be in the greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000 less the dollar amount of any securities previously issued hereunder.
(4) Also includes such indeterminate number of shares of Preferred Stock or Common Stock as may be issued upon conversion or exchange for any Debt Securities or Preferred Securities that provide for conversion or exchange into Preferred Stock or Common Stock. No separate consideration will be received for the Preferred Stock or Common Stock issuable upon conversion of or in exchange for such securities.
(5) This Registration Statement is deemed to cover the Junior Subordinated Debentures of Seitel, Inc., the rights of holders of Junior Subordinated Debentures of Seitel, Inc. under the Indenture, and the rights of holders of the Preferred Securities under the Declaration and the Guarantee entered into by Seitel, Inc. No separate consideration will be received for the Guarantee. In accordance with Rule 457(n), no separate registration fee is required for the Guarantee.
(6) The Junior Subordinated Debentures will be purchased by Seitel Capital Trust I or Seitel Capital Trust II with the proceeds of the sale of the Preferred Securities. Such securities may later be distributed by Seitel Capital Trust I or Seitel Capital Trust II upon their dissolution and the distribution of their assets for no additional consideration to the holders of the Preferred Securities.
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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

                                EXPLANATORY NOTE

     The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1) Preferred Securities of Seitel Capital Trust I or Seitel Capital Trust II, junior subordinated debt securities of Seitel, Inc. and the guarantees of Seitel, Inc. of the preferred securities that may be issued by Seitel Capital Trust I or Seitel Capital Trust II; and

     (2) Senior Debt Securities, Subordinated Debt Securities, Common Stock and Preferred Stock of Seitel, Inc.

                    SUBJECT TO COMPLETION -- AUGUST 20, 1999

PROSPECTUS
--------------------------------------------------------------------------------

                                  $200,000,000

                                  SEITEL, INC.
                      Junior Subordinated Debt Securities

                             SEITEL CAPITAL TRUST I
                            SEITEL CAPITAL TRUST II
        Trust Preferred Securities fully and unconditionally guaranteed, as described herein, by

                                  SEITEL, INC.
--------------------------------------------------------------------------------

            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6.

     We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

                                  THE OFFERING

Trust Preferred Securities

     The trusts may offer from time to time preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their preferred securities to purchase Seitel's junior subordinated debt securities.

Junior Subordinated Debt Securities

     Seitel may offer from time to time its junior subordinated debt securities to the trusts. These debt securities will be unsecured and subordinate and junior in right of payment to Seitel's senior debt. These debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The junior subordinated debt securities may be convertible into Seitel's shares.

Guarantee

     Seitel will guarantee on a subordinated basis the trusts' payment obligations on the preferred securities as described in this prospectus and the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is              , 1999

     THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

About This Prospectus.......................................    3
Summary Information -- Q&A..................................    4
Risk Factors................................................    6
  Risk Factors Relating to Seitel's Business................    6
  - Seitel's business could be adversely affected by low oil
    and gas prices..........................................    6
  - Seitel invests significant amounts of money in acquiring and processing seismic data for its data library with
    only partial underwriting of the costs by customers.....    6
  - Because Seitel's business is concentrated in the U.S.
    Gulf Coast and Canada, it could be adversely affected by
    developments in the oil and gas business that affect
    these areas.............................................    6
  - The amounts Seitel amortizes from its data library each
    period may fluctuate, and these fluctuations can affect
    its reported results of operations......................    6
  - Drilling hazards and dry holes could affect Seitel's oil
    and gas activities......................................    7
  - Seitel's debt agreements may limit its flexibility in
    responding to changing market conditions or in pursuing
    business opportunities..................................    7
  - Extensive governmental regulation of Seitel's business
    affects its daily operations............................    7
  - Loss of key personnel could adversely affect Seitel's
    business................................................    7
  - Seitel's business could be adversely affected by its
    year 2000 risks.........................................    8
  Risk Factors Relating to Seitel's Debt Securities.........    8
  - Seitel is a holding company and depends on its
    subsidiaries for funds..................................    8
  - Seitel can issue more debt..............................    8
  Risk Factors Relating to Seitel's Common Stock............    8
  - Sales of substantial amounts of Seitel's common stock
    eligible for future sale may cause a significant decline
    in the market price of its common stock.................    8
Forward-Looking Information.................................    8
Use of Proceeds.............................................    9
Ratio of Earnings to Fixed Charges..........................    9
The Trusts..................................................   10
Description of the Preferred Securities.....................   12
Description of the Preferred Securities Guarantees..........   14
Description of the Junior Subordinated Debt Securities......   17
Plan of Distribution........................................   24
Legal Matters...............................................   25
Experts.....................................................   26
Where You Can Find More Information.........................   26
Information We Incorporate by Reference.....................   26

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement we have filed with the SEC. The registration statement also includes a prospectus under which Seitel may offer from time to time its senior debt securities, subordinated debt securities, preferred stock and common stock. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $200,000,000. This prospectus provides you with a general description of the preferred securities to be issued by the trusts, the junior subordinated debt securities to be issued by Seitel and Seitel's guarantee. Each time we use this prospectus to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     We have not included separate financial statements of the trusts in this prospectus. We do not consider these financial statements to be material to holders of the preferred securities because:

     - each trust is a newly created special purpose entity;

     - neither trust has any operating history or independent operations; and

     - neither trust is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding Seitel's junior subordinated debt securities and engaging in related activities.

     Furthermore, Seitel's obligations under the junior subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

                           SUMMARY INFORMATION -- Q&A

     This summary provides a brief overview of the key aspects of Seitel, the trusts, the junior subordinated debt securities and the preferred securities. The term "trust" refers to the Seitel Capital Trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to carefully read this prospectus and the prospectus supplement to understand fully the terms of the preferred securities that are important to you in making a decision about whether to invest.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of a trust. Each preferred security will entitle the holder to receive cash distributions as described in this prospectus and the prospectus supplement.

WHO ARE THE TRUSTS?

     Each of Seitel Capital Trust I and Seitel Capital Trust II is a Delaware business trust. The principal office of each trust is c/o Seitel, Inc., 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, and the telephone number is (713) 881-8900.

     Seitel or one of its subsidiaries will own all common securities of each trust. Each trust will use the proceeds from the sale of the preferred securities and the common securities to purchase a series of Seitel's junior subordinated debt securities with the same financial terms as the preferred securities. The trusts exist only to issue the preferred and common securities, invest in and hold Seitel's junior subordinated debt securities and engage in related activities.

     There are five trustees of each trust. Three of them, referred to as regular trustees, are officers or employees of Seitel or one of its subsidiaries. The First National Bank of Chicago will act as the property trustee of each trust, and Bank One Delaware, Inc. will act as the Delaware trustee.

     We will provide in the prospectus supplement additional information about the issuing trust.

WHO IS SEITEL?

     Seitel is a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. Its business includes:

     - licensing seismic data. Seitel believes it has the largest independent seismic data library marketed publicly in North America. Oil and gas companies use the data to explore for new oil and gas reserves and to develop existing oil and gas reservoirs.

     - participating in petroleum exploration and development projects as a working interest owner. As a working interest owner of mineral interests, Seitel shares costs and revenues of oil and gas exploration and production projects with other oil and gas companies. Seitel combines its seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers in these projects.

     Seitel's principal executive offices are located at 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, and its phone number is (713) 881-8900.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE PREFERRED SECURITIES?

     The trust's only source of cash to make payments on the preferred securities are payments on the junior subordinated debt securities it purchases from Seitel.

     If you purchase the preferred securities, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     If Seitel defers interest payments on the junior subordinated debt securities, the trust will defer distributions on the preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the preferred securities by extending the interest payment period on the junior subordinated debt securities.

     During any deferral period, except as described on page 15, Seitel will not be permitted to:

     - declare or pay a dividend on its common stock or preferred stock;

     - redeem, purchase, acquire or make a distribution or liquidation payment on any of its common stock or preferred stock;

     - make a payment on or repay, repurchase or redeem any debt that ranks equally with or junior to the junior subordinated debt securities; or

     - make a guarantee payment on any guarantee by Seitel of the debt of any of its subsidiaries if that guarantee ranks equally with or junior to the junior subordinated debt securities.

WHAT IS SEITEL'S GUARANTEE OF THE PREFERRED SECURITIES?

     Under the preferred securities guarantee, Seitel will irrevocably and unconditionally guarantee on a subordinated basis that if it makes a payment on the junior subordinated debt securities to the trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the preferred securities, then Seitel will make the payments directly to the holders of the preferred securities.

     Seitel's obligations under the preferred securities guarantee are subordinated as described beginning on page 16.

     The following obligations of Seitel taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the preferred securities:

     - its obligations to make payments on the junior subordinated debt securities;

     - its obligations under the preferred securities guarantee; and

     - its obligations under the amended and restated declaration of trust of the trust, which establishes the terms of the trust.

WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?

     Unless we inform you otherwise in the prospectus supplement, the holder of the common securities has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute junior subordinated debt securities on a proportionate basis to the holders of preferred and common securities.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     If specified in the prospectus supplement, we will apply to list the preferred securities on the New York Stock Exchange.

WILL HOLDERS OF THE PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

     Generally, the holders of the preferred securities will not have any voting rights.

                                  RISK FACTORS

     You should carefully consider the following risk factors together with the other information contained in this prospectus, any accompanying prospectus supplement and the information we have incorporated by reference. The risks and uncertainties described below are not the only ones relating to these securities or facing Seitel. Additional risks and uncertainties not presently known to us or that we currently do not believe are material may also impair Seitel's business operations.

     If any of the following risks actually occur, Seitel's business, financial condition or results of operations could be materially adversely affected. In this case, the trading price of the preferred securities or the junior subordinated debt securities could decline and you may lose all or part of your investment.

RISK FACTORS RELATING TO SEITEL'S BUSINESS

  Seitel's business could be adversely affected by low oil and gas prices.

     Seitel's seismic business depends upon exploration, development and production spending by oil and gas companies. Overall conditions in the oil and gas industry have deteriorated in 1998 and early 1999 as a result of relatively low oil and gas prices. While demand for Seitel's seismic data has remained strong, low oil and gas prices could result in decreased demand for Seitel's seismic data. Although oil and gas prices have increased recently, any future decline could result in decreased revenues from Seitel's oil and gas exploration and production business.

  Seitel invests significant amounts of money in acquiring and processing seismic data for its data library with only partial underwriting of the costs by customers.

     Seitel invests significant amounts of money in acquiring and processing new seismic data to add to its data library. Although Seitel generally obtains customer commitments covering in excess of 60% of the costs of acquiring and processing this data, Seitel assumes the risk that it will not be able to fully recover its portion of the costs through future licensing of the data. The amounts of these future data licensing fees are uncertain and depend on a variety of factors, including the market prices of oil and gas, customer demand for seismic data in Seitel's library, availability of similar data from competitors, and governmental regulations affecting oil and gas exploration. Many of these factors are beyond Seitel's control. In addition, the timing of these sales can vary greatly from period to period. Technological or regulatory changes or other developments could adversely affect the value of the data.

  Because Seitel's business is concentrated in the U.S. Gulf Coast and Canada, it could be adversely affected by developments in the oil and gas business that affect these areas.

     Most of the seismic data in Seitel's seismic data library covers areas along the U.S. Gulf Coast, offshore in the U.S. Gulf of Mexico or in Canada. Also, most of Seitel's existing interests in oil and gas properties are located along the coast of the U.S. Gulf of Mexico. Because of this geographic concentration, Seitel's results of operations could be adversely affected by events relating primarily to one of these regions even if conditions in the oil and gas industry worldwide were favorable. Some examples of possible events that would adversely affect the U.S. Gulf Coast region would be changes in governmental regulations adversely affecting offshore drilling in the U.S. Gulf of Mexico, shortages of drilling or other necessary equipment in this region, or increases in gas transportation costs from this region to the Northeastern U.S. where much of the gas produced in this region is consumed.

  The amounts Seitel amortizes from its data library each period may fluctuate, and these fluctuations can affect its reported results of operations.

     Seitel amortizes the cost of its multi-client data library based in part on its estimates of future sales of data. These estimates are imprecise and may vary from period to period depending upon market developments and Seitel's expectations. Substantial changes in amortization rates can have a significant effect on Seitel's reported results of operations.

  Drilling hazards and dry holes could affect Seitel's oil and gas activities.

     Seitel may not discover commercial quantities of oil and gas when it participates in drilling wells. Seitel's oil and gas operations could be adversely affected by the occurrence of drilling hazards. These include:

     - cratering;

     - explosions;

     - uncontrollable flows of oil, gas or well fluids;

     - fires;

     - pollution; and

     - other environmental risks.

Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. Seitel does not act as operator in its oil and gas drilling business and depends on its partners to minimize these operating risks.

  Seitel's debt agreements may limit its flexibility in responding to changing market conditions or in pursuing business opportunities.

     Seitel's debt agreements contain restrictions and requirements relating to, among other things:

     - additional borrowing;

     - maintaining financial ratios;

     - granting liens on its assets;

     - selling assets;

     - paying dividends; and

     - merging.

These restrictions and requirements may limit Seitel's flexibility in responding to changing market conditions or in pursuing business opportunities that it believes would have a positive effect on its business.

  Extensive governmental regulation of Seitel's business affects its daily operations.

     Seitel's seismic data customers are subject to extensive governmental regulation. In addition, Seitel's oil and gas exploration and production operations are subject to regulations. These regulations, among other things:

     - govern environmental quality and pollution control; and

     - limit rates of production.

New laws or regulations or changes to existing laws or regulations affecting the oil and gas industry could reduce customer demand for Seitel's seismic data or increase the operating costs of Seitel's oil and gas business.

  Loss of key personnel could adversely affect Seitel's business.

     Seitel depends on a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on Seitel's business.

  Seitel's business could be adversely affected by its year 2000 risks.

     Seitel uses computer systems, specialized software, embedded processors and related technologies for revenue-generating activities. Seitel has assessed its computer-related systems to ensure that they will be able to recognize and process date-sensitive information properly as the year 2000 approaches. Systems that do not properly recognize and process this information could generate erroneous data or even fail.

     Seitel has not completed its year 2000 assessment of its suppliers, service providers and customers and Seitel cannot assure you that all its systems and applications will continue without interruption due to the year 2000 problem. If some of these systems and applications do not comply in a timely manner and if Seitel cannot develop adequate contingency plans, the year 2000 issue could have a material adverse effect on Seitel's operations.

RISKS RELATING TO SEITEL'S DEBT SECURITIES

  Seitel is a holding company and depends on its subsidiaries for funds.

     Seitel is a holding company that owns subsidiary companies. Seitel's subsidiary companies conduct substantially all of its business. This structure results in two principal risks:

     - Seitel's subsidiaries may be restricted by contractual provisions or applicable laws from providing it the cash that it needs to pay parent company debt service obligations, including payments on the junior subordinated debt securities; and

     - in any liquidation, reorganization or insolvency proceeding involving Seitel, your claim as a holder of trust preferred securities, which represents in effect an interest in junior subordinated debt securities, will be effectively junior to the claims of holders of any indebtedness or preferred stock of Seitel's subsidiaries.

  Seitel can issue more debt.

     The indentures relating to the debt securities that Seitel may issue under this prospectus and the other prospectus included in this registration statement do not limit or restrict the amount of other indebtedness or securities that Seitel or its subsidiaries can issue.

RISKS RELATING TO SEITEL'S COMMON STOCK

  Sales of substantial amounts of Seitel's common stock eligible for future sale may cause a significant decline in the market price of its common stock.

     Seitel has issued options, warrants and other rights to its directors and executive officers for approximately 5.6 million shares of its common stock. These options, warrants and other rights may be exercised within 60 days of the date of this prospectus. Most of these shares may be sold immediately upon exercise. Sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or the perception that sales of substantial amounts of common stock could occur, could adversely affect the market price for Seitel's common stock.

                          FORWARD-LOOKING INFORMATION

     Some of the statements contained in this prospectus under the caption "Risk Factors," and some of the statements included in the documents that we have incorporated by reference, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements:

     - address activities, events or developments that we expect, believe, anticipate or estimate will or may occur in the future;

     - are based on assumptions and analyses that we have made and that we believe are reasonable under the circumstances when made; and

     - are based on many risks, uncertainties and other factors, most of which are beyond our control.

     Any one of these factors, or a combination of these factors, could materially affect Seitel's future results of operations and whether the forward-looking statements ultimately prove to be accurate. These forward looking statements are not guarantees of Seitel's future performance, and its actual results and future developments may differ materially from those projected in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so. Please read "Risk Factors."

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, Seitel will use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

     - repayments or refinancings of debt;

     - working capital;

     - capital expenditures;

     - investments in its multi-client data library;

     - investments in oil and gas properties;

     - acquisitions; and

     - repurchases or redemptions of debt securities.

     Each trust will use all proceeds from the sale of the preferred securities and the common securities to purchase Seitel's junior subordinated debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Seitel's consolidated ratio of earnings to fixed charges for the periods shown is as follows:

                                                   YEARS ENDED DECEMBER 31,       SIX MONTHS ENDED
                                               --------------------------------       JUNE 30,
                                               1994   1995   1996   1997   1998         1999
                                               ----   ----   ----   ----   ----   ----------------
Ratio of earnings to fixed charges..........   5.0x   4.4x   5.0x   7.6x   5.0x         2.1x

     For purposes of calculating the ratio of earnings to fixed charges, "earnings" means income from continuing operations before extraordinary losses, plus income taxes and fixed charges (exclusive of capitalized interest), less undistributed earnings of less than 50% owned affiliates. Fixed charges include
(1) interest on indebtedness, including capitalized interest, (2) amortization of deferred financing costs and (3) that portion of lease expense that is deemed to be representative of an interest factor. The ratio includes amounts from Seitel and all of Seitel's majority-owned subsidiaries.

     Included in earnings for the six months ended June 30, 1999 was a nonrecurring $7.8 million impairment of Seitel's investment in Eagle Geophysical. If this item had not been included, the ratio of earnings to fixed charges for the six months ended June 30, 1999 would have been 3.1x. Nonrecurring items included in 1997 earnings were a $29.2 million gain relating to Seitel's spin-off of Eagle Geophysical, a $9.6 million write-down of Seitel's oil and gas properties and a $4.1 million loss relating to Seitel's repayment of debt in the form of a volumetric production payment. If these items had not been included, the ratio of earnings to fixed charges for 1997 would have been 5.4x.

                                   THE TRUSTS

     Each of the trusts is formed under the Delaware Business Trust Act and will be governed by a declaration of trust among the trustees of each trust, Seitel and one of its subsidiaries. Each declaration will be qualified under the Trust Indenture Act of 1939.

     We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC. Please read "Where You Can Find More Information."

     The address of the principal office of each trust is c/o Seitel, Inc., 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, and the telephone number of each trust at that address is (713) 881-8900.

SECURITIES OF EACH TRUST

     When a trust issues its preferred securities, you and the other holders of the preferred securities will own all of the issued and outstanding preferred securities of the trust. Seitel or one of its subsidiaries will acquire all of the issued and outstanding common securities of each trust, representing an undivided beneficial interest in the assets of each trust of up to 3%. The preferred securities will be substantially identical to the common securities and will rank equally with the common securities, except that:

     - if an event of default under the declaration of trust occurs and is continuing, the holders of preferred securities will have the right to receive payments before the holders of the common securities receive payments; and

     - the holders of common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

     Each trust will exist primarily for the purposes of:

      - issuing its preferred and common securities; and

      - investing the proceeds from the sale of its securities in Seitel's junior subordinated debt securities; and

      - engaging in only such other activities as are necessary, convenient or incidental to issuing its securities and purchasing and holding Seitel's junior subordinated debt securities.

     The rights of the holders of the preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each trust will initially be five. Three of the trustees will be individuals who are officers or employees of Seitel or one of its subsidiaries. The fourth trustee will be The First National Bank of Chicago, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be Bank One Delaware, Inc., which has its principal place of business in the State of Delaware.

     The property trustee will own and hold for your benefit Seitel's junior subordinated debt securities purchased by a trust. The property trustee will also:

     - generally exercise the rights, powers and privileges of a holder of junior subordinated debt securities;

     - maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the junior subordinated debt securities; and

     - promptly make distributions to the holders of the trust securities out of funds from the property account.

The First National Bank of Chicago, acting in its capacity as guarantee trustee, will hold for your benefit a preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Because Seitel or one of its subsidiaries will own all of the common securities of each trust, Seitel or that subsidiary will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

     The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

BOOKS AND RECORDS

     The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the indenture for the holders of the junior subordinated debt securities deposited in the trust as trust assets, including the right to enforce Seitel's obligations under the junior subordinated debt securities upon the occurrence of an event of default under the indenture.

     If Seitel extends the interest payment period for the related junior subordinated debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the preferred securities until an event of default under the declaration of trust has occurred. If an event of default under the declaration of trust has occurred and is continuing, then the holders of at least a majority of outstanding preferred securities of a trust may direct the property trustee for such trust or the guarantee trustee, as the case may be, to enforce the available remedies under the related declaration of trust and preferred securities guarantee. If the property trustee fails to enforce its rights under the applicable series of junior subordinated debt securities, you may provide written notice to the property trustee that you will enforce those rights and, 30 days after submitting that request, you may enforce those rights directly against Seitel without first instituting any legal proceeding against the property trustee or any other person.

     If an event of default under the applicable declaration of trust has occurred and is continuing and results from Seitel's failure to make payments on the applicable series of junior subordinated debt securities when due, then you may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of junior subordinated debt securities in an amount corresponding to the aggregate liquidation amount of your preferred securities. If you bring any such direct action, Seitel will be entitled to your rights under the applicable declaration of trust to the extent of any payment made by Seitel to you. EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SENTENCES OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU WILL NOT BE ABLE TO EXERCISE DIRECTLY ANY OTHER REMEDY AVAILABLE TO THE HOLDERS OF THE APPLICABLE SERIES OF JUNIOR SUBORDINATED DEBT SECURITIES.

EVENTS OF DEFAULT

     If an event of default under the junior subordinated debt indenture occurs and is continuing, an event of default under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of common securities will waive any such event of default under the declaration of trust until all events of default under the declaration of trust relating to the preferred securities of the trust have been cured, waived or otherwise eliminated. Until all events of default under the declaration of trust relating to the preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities, and only the holders of the preferred securities will have the right to direct the property trustee as to some matters under the declaration and under the indenture relating to the junior subordinated debt securities.

     If the holders of the preferred securities of a trust waive any event of default under the declaration of trust as provided in the declaration, the holder of the common securities will also be bound by the waiver without any further act, vote or consent. The property trustee will notify you of any notice of default relating to the junior subordinated debt securities, unless the default has been cured before the giving of the notice or the property trustee in good faith determines that the withholding of the notice is in your interests.

DEBTS AND OBLIGATIONS

     In each declaration of trust, Seitel has agreed to pay all debts and obligations, other than payments on the related trust securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust. Seitel will not pay withholding taxes of the trust except to the extent we describe in the prospectus supplement. Seitel's obligations under each declaration of trust will benefit, and will be enforceable by, any person to whom any of these debts, obligations, costs, expenses and taxes are owed whether or not a creditor has received notice of Seitel's contractual obligation. Any creditor may enforce these obligations directly against Seitel, and Seitel has irrevocably waived any right or remedy to require that any creditor take any action against any trust or any other person before proceeding against Seitel. Seitel will be subrogated to all rights of a trust relating to any amounts paid to any creditor by Seitel.

                    DESCRIPTION OF THE PREFERRED SECURITIES

TERMS

     Each trust may issue only one series of preferred securities. The terms of the preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Seitel will guarantee the preferred securities on a subordinated basis to the extent described under "Description of the Preferred Securities Guarantees."

     The prospectus supplement relating to preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the designation of the preferred securities;

     - the number of preferred securities issued by the trust;

     - the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the preferred securities;

     - whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

     - the amounts that will be paid out of the assets of the trust to the holders of preferred securities upon dissolution, winding-up or termination of the trust;

     - any repurchase or redemption provisions;

     - any additional voting rights of the preferred securities;

     - terms for any conversion or exchange of the junior subordinated debt securities or the preferred securities into other securities; and

     - any rights to defer distributions on the preferred securities by extending the interest payment period on the junior subordinated debt securities.

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of preferred securities.

VOTING

     You will have limited voting rights, relating only to the modification of the preferred securities and the exercise of a trust's rights as holder of the junior subordinated debt securities and the preferred securities guarantee. You will not be able to appoint, remove or replace, or to increase or decrease the number of, trustees, because these rights will be vested exclusively in the holder of the common securities of the trust.

DISTRIBUTIONS

     Under each declaration, the property trustee must make distributions on the preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit this payment. The only funds available for distribution to the holders of the preferred securities of a trust will be those received by the property trustee on the junior subordinated debt securities. If Seitel does not make payments on the junior subordinated debt securities, the property trustee will not make corresponding distributions on the preferred securities. Under each declaration, if and to the extent Seitel does make payments on the junior subordinated debt securities, the property trustee will be obligated to make distributions on the trust securities of the trust on a pro rata basis.

     Seitel will guarantee payment of distributions on the preferred securities of a trust as and to the extent described under "Description of the Preferred Securities Guarantees." A preferred securities guarantee covers distributions and other payments on the applicable preferred securities only if and to the extent that Seitel has made a payment to the property trustee on the applicable junior subordinated debt securities. If an event of default under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to you and the other holders of the preferred securities pro rata based on the aggregate liquidation amount of preferred securities held by you and other holders in relation to the aggregate liquidation amount of all the outstanding preferred securities. In that case, the holder of common securities of a trust would receive payments only after satisfaction of all amounts owed to the holders of preferred securities.

RECORD HOLDERS

     The trustees of a trust may treat the registered owners of the preferred securities as the holders for purposes of receiving distributions and for all other purposes. Preferred securities will be issued in fully registered form. Unless we inform you otherwise in a prospectus supplement, preferred securities will be represented by one or more global certificates registered on the books and records of the trust in the name of a depositary or its nominee. Under each declaration:

     - the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration. Except for provisions in the related declaration dealing with the issuance of definitive certificates representing the preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in preferred securities registered in the name of and held by the depositary or its nominee; and

     - the rights of beneficial owners of preferred securities will be exercised only through the depositary and will be limited to those established by law and agreements with the depositary and its participants.

     The depositary will receive all notices and communications to, and all distributions on, preferred securities that are registered in the name of and held by a depositary or its nominee. Seitel will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the preferred securities of a trust.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Seitel will fully and unconditionally guarantee on a subordinated basis payments on the preferred securities as described in this section. This guarantee covers the following payments:

     - periodic cash distributions on the preferred securities out of funds held by the property trustee of the trust;

     - payments on liquidation of each trust; and

     - payments on redemption of preferred securities of each trust.

The First National Bank of Chicago, as guarantee trustee, will hold the guarantee for the benefit of the holders of preferred securities.

     We have summarized selected provisions of the guarantees below. This summary is not complete. For a complete description, we encourage you to read the guarantee, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Seitel will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

     - any accumulated and unpaid distributions and any additional amounts with respect to the preferred securities and any redemption price for preferred securities called for redemption by the trust, if and to the extent that Seitel has made corresponding payments on the junior subordinated debt securities to the property trustee of the trust; and

     - payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

      - the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the preferred securities to the extent the trust has funds legally available for those payments and

      - the amount of assets of the trust remaining legally available for distribution to the holders of preferred securities in liquidation of the trust.

     Seitel will not be required to make these liquidation payments if:

     - the trust distributes the junior subordinated debt securities to the holders of preferred securities in exchange for their preferred securities; or

     - the trust redeems the preferred securities in full upon the maturity or redemption of the junior subordinated debt securities.

     Seitel may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of preferred securities or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON PREFERRED SECURITIES IF AND TO THE EXTENT THAT SEITEL HAS MADE CORRESPONDING PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF SEITEL DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE JUNIOR

SUBORDINATED DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND THAT TRUSTEE WILL NOT MAKE DISTRIBUTIONS ON THE PREFERRED SECURITIES.

     Seitel's obligations under the declaration of trust for each trust, the guarantees, the junior subordinated debt securities and the associated indenture taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the preferred securities.

COVENANTS OF SEITEL

     In each guarantee, Seitel will agree that, as long as any preferred securities issued by the applicable trust are outstanding, Seitel will not make the payments and distributions described below if:

     - it is in default on its guarantee payments or other payment obligations under the related guarantee;

     - any event of default under the applicable declaration of trust has occurred and is continuing; or

     - Seitel has elected to defer payments of interest on the related junior subordinated debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, Seitel will agree that it will not:

     - declare or pay any dividends on its common stock or preferred stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its common stock or preferred stock other than:

      - dividends or distributions in its common stock or preferred stock or options, warrants, rights to subscribe for or purchase its common stock or preferred stock;

      - transactions relating to a stockholders' rights plan;

      - as a result of a reclassification of its share capital or the exchange or conversion of one class or series of its share capital for another class or series of its share capital;

      - the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of preferred stock; and

      - purchases of its common stock or preferred stock related to benefit plans, dividend reinvestment plans or stock purchase plans;

     - make any payments on or repay, repurchase or redeem any debt security that ranks equally with or junior to the junior subordinated debt securities; and

     - make any guarantee payments on any guarantee by Seitel of the debt security of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the junior subordinated debt securities.

     In addition, as long as preferred securities issued by any trust are outstanding, Seitel will agree that it will:

     - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

     - permit the common securities of that trust to be transferred only as permitted by the declaration of trust; and

     - use reasonable efforts to cause that trust to continue to be treated as a grantor trust that is not a foreign trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities to the holders of preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

AMENDMENTS AND ASSIGNMENT

     Seitel and the guarantee trustee may amend each guarantee without the consent of any holder of preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Seitel and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding preferred securities issued by the applicable trust. The manner in which Seitel will obtain that approval will be described in the prospectus supplement.

     Seitel may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Seitel permitted under the indenture governing the junior subordinated debt securities.

TERMINATION OF THE GUARANTEE

     A guarantee will terminate upon:

     - full payment of the redemption price of all preferred securities of the applicable trust;

     - distribution of the junior subordinated debt securities, or any securities into which those debt securities are convertible, to the holders of the preferred securities and common securities of that trust in exchange for all the securities issued by that trust; or

     - full payment of the amounts payable upon liquidation of that trust.

     Each guarantee will, however, continue to be effective or will be reinstated if any holder of preferred securities must repay any amounts paid on those preferred securities or under the guarantee.

STATUS OF THE GUARANTEE

     Seitel's obligation under each guarantee to make guarantee payments will be:

     - unsecured;

     - subordinated and junior in right of payment to all its senior liabilities; and

     - senior to capital stock issued by Seitel.

Seitel's obligations under each guarantee will rank equally with obligations under other guarantee agreements that Seitel may enter into from time to time if both:

     - the agreements are in substantially the form of the preferred securities guarantee and provide for comparable guarantees by Seitel of payment on preferred securities issued by other trusts or financing vehicles of Seitel; and

     - the debt relating to those preferred securities is junior subordinated, unsecured indebtedness of Seitel.

Seitel's obligations under each guarantee will be effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE PREFERRED SECURITIES, YOU AGREE TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable guarantee trustee; or

     - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Seitel to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or Seitel fails to make a guarantee payment, you may institute a legal proceeding directly against Seitel to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS UNDER GUARANTEE

     Seitel will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantee.

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of preferred securities only if it is offered security and indemnity satisfactory to it.

GOVERNING LAW

     New York law will govern the guarantees.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Seitel may issue to a trust from time to time one or more series of junior subordinated debt securities under an indenture between it and The First National Bank of Chicago, as indenture trustee. The indenture does not limit the amount of debt securities that Seitel may issue under the indenture or the amount of additional debt that Seitel or any of its subsidiaries may incur. Seitel will issue only one series of junior subordinated debt securities to each trust.

     We have summarized selected provisions of the indenture and the junior subordinated debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

RANKING

     The junior subordinated debt securities will be the unsecured junior subordinated obligations of Seitel. In any liquidation, reorganization or insolvency proceeding involving Seitel, the rights of Seitel and its creditors, including the holders of junior subordinated debt securities, will be effectively junior to the claims of holders of any debt or preferred stock of Seitel's subsidiaries. For a more detailed description of the subordination provisions of the junior subordinated debt securities, please read
"-- Subordination" below.

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

     If Seitel issues junior subordinated debt securities to a trust in connection with the issuance of preferred and common securities by that trust, those junior subordinated debt securities subsequently may be distributed to the holders of the preferred and common securities either:

     - upon the dissolution of the trust; or

     - upon the occurrence of events that we will describe in the prospectus supplement.

TERMS

     The prospectus supplement will include specific terms relating to the junior subordinated debt securities. These terms will include some or all of the following:

     - the designation of the securities;

     - the total principal amount of the securities;

     - the purchase price of and any premium on the securities;

     - the date or dates, if any, on which the principal of the securities will be payable and the right to shorten, extend or defer the dates;

     - the interest rate, whether fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - any right to extend or defer the interest payment periods and the duration of the extension;

     - whether interest payments will be cumulative and compounding and, if so, the dates from which interest payments will be so cumulative or compounded;

     - any provisions for redemption;

     - any provisions that would obligate Seitel to redeem or purchase the securities;

     - any provisions for exchange, conversion or prepayment of the securities;

     - whether and under what circumstances Seitel will pay any additional amounts on the securities and whether Seitel will have the option to redeem the securities rather than pay the additional amounts;

     - whether payments on the securities will be made without deduction for taxes, assessments or governmental charges;

     - the form of the securities;

     - any changes or additions to the events of default or covenants described in this prospectus;

     - whether Seitel will issue the securities in the form of one or more global securities and the identity of any depositary;

     - the places where you can receive any payments on the securities, present the securities for registration of transfer or exchange and make any notices and demands to Seitel concerning the securities;

     - the portion of the principal amount of the securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the securities, any additional conditions or limitations to defeasance of the securities or any changes to those conditions or limitations; and

     - the identity of any paying agent.

     Seitel will issue the junior subordinated debt securities in fully registered form without coupons.

     Holders of junior subordinated debt securities may present them for exchange and for transfer as described in the indenture and the prospectus supplement. Seitel will not charge a service charge for any registration of transfer or exchange of the debt securities. Seitel may, however, require the payment of any tax or other governmental charge payable for that registration.

     Seitel may sell the junior subordinated debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

SUBORDINATION

     Payment of principal of, any premium and interest on the junior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt of Seitel.

     The subordinated indenture generally provides that no payment of principal, any premium or interest on the junior subordinated debt securities may be made if Seitel fails to pay the principal, premium, interest or any other amounts on any senior debt when due, whether at maturity or acceleration of maturity. This restriction on payment will continue until the default has been cured or waived or has ceased to exist or until Seitel has discharged or paid the senior debt in full.

     If the maturity of the junior subordinated debt securities is accelerated, Seitel will make no payments on those debt securities until the holders of all senior debt are paid all principal, premium and interest then due in full, including any amounts due upon acceleration. If Seitel pays any amount or distributes any assets to creditors in a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, all senior debt will be paid first before any payment is made on the junior subordinated debt securities.

     The subordination does not affect Seitel's obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the junior subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

     The indenture will not limit the amount of senior debt that Seitel may incur. As a result of the subordination of the junior subordinated debt securities, if Seitel became insolvent, holders of junior subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, the term "senior debt" means the principal of and any premium and interest on "debt" of Seitel, but excludes any debt that:

     - is without recourse; and

     - states that it is subordinated to or ranks equal with the junior subordinated debt securities.

     Unless we inform you otherwise in the prospectus supplement, the term "debt" of a person means:

     - indebtedness for borrowed money;

     - obligations evidenced by bonds, debentures, notes or similar instruments;

     - undrawn obligations relating to letters of credit or similar instruments, other than standby letters of credit and bid or performance bonds issued in the ordinary course of business;

     - reimbursement obligations relating to drawn letters of credit and similar instruments described in the preceding item if the drawing is reimbursed within 30 business days following demand for reimbursement;

     - obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

     - capitalized lease obligations;

     - debt of a third party secured by a lien on any asset of that person;

     - debt of others guaranteed by that person to the extent of the guarantee; and

     - obligations for claims under derivative products.

INDENTURE EVENTS OF DEFAULT

     The following are events of default with respect to a series of junior subordinated debt securities:

     - failure to pay interest or any additional amounts on that series of securities for 30 days, unless Seitel has validly extended the interest payment period;

     - failure to pay principal of or any premium on that series of securities when due;

     - failure to deposit any sinking fund payment for 30 days;

     - failure to comply in any material respect with any other covenant or agreement in the indenture for that series of securities, other than an agreement, covenant or provision that is included in the indenture solely for the benefit of other series of junior subordinated debt securities, for 90 days after written notice by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series; and

     - bankruptcy, insolvency or reorganization events.

     If an event of default for any series of junior subordinated debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debt securities of the series affected by the default may declare the principal of those securities to be due and payable. That declaration of acceleration will occur automatically if the event of default relates to bankruptcy, insolvency or reorganization events. The holders of a majority in principal amount of the outstanding junior subordinated debt securities of the series affected by the default may rescind the accelerated payment requirement and waive the default if Seitel:

     - has cured the default; and

     - has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by the acceleration, and any interest and additional amounts.

If required by the declaration of trust, any rescission may be subject to the consent of the holders of the preferred securities and common securities.

     In most cases, holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the indenture trustee; or

     - exercising any trust or power conferred on the indenture trustee with respect to that series.

     The holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may waive any past default with respect to those securities. Those holders may waive any default in the payment of principal, premium, interest or any additional amounts, however, only if Seitel:

     - has cured the default; and

     - has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by acceleration, and any interest and additional amounts.

In addition, those holders may not waive any call for redemption of the junior subordinated debt securities of that series.

     The indenture requires Seitel to file annually with the indenture trustee a certificate as to its compliance with the conditions and covenants contained in the indenture.

     An event of default under the indenture for a series of junior subordinated debt securities will constitute an event of default under the declaration of trust for the applicable series of preferred securities. A holder of preferred securities may directly institute a proceeding against Seitel for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

     - an event of default under the applicable declaration of trust has occurred and is continuing; and

     - that event of default is attributable to Seitel's failure to pay principal, any premium, interest or additional amounts on the applicable series of junior subordinated debt securities when due.

In any such proceeding, Seitel will be subrogated to the rights of the holder under the applicable declaration of trust to the extent of any payment Seitel makes to the holder in the proceeding. Except as described in the preceding sentences or in the prospectus supplement, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

MODIFICATION OF THE INDENTURE

     Seitel and the indenture trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding junior subordinated debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each junior subordinated debt security affected, however, no amendment or supplement may:

     - extend the fixed maturity of the security;

     - reduce the principal amounts of the security;

     - reduce the rate of or extend the time for payment of interest on the security;

     - reduce any premium payable on the redemption of the security;

     - reduce the amount of securities whose holders must consent to an amendment, supplement or waiver;

     - impair the holder's right to receive payments on the security or to institute suit for the enforcement of any payment on the security;

     - make any change in this provision for modification;

     - change any obligation to pay additional amounts on any security; and

     - impair the right of any holder to convert or exchange a security for any other security, if the securities are so convertible or exchangeable.

     Seitel and the indenture trustee may amend or supplement the indenture without the consent of any holders of junior subordinated debt securities:

     - to provide for the assumption of Seitel's obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

     - to add covenants, restrictions, conditions, defaults or provisions for the protection of the holders of the securities;

     - to cure any ambiguity or to correct or supplement any defect or inconsistency;

     - to change any provision of the indenture effective after there are no outstanding securities of any series entitled to the benefit of that provision;

     - to provide for the issuance of securities in coupon form;

     - to provide for the acceptance of a successor or another trustee;

     - to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - to establish the form or terms of a series of securities; and

     - to make any change that does not adversely affect the rights of any holder of securities in any material respect.

BOOK-ENTRY AND SETTLEMENT

     Seitel may issue the junior subordinated debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

     - any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated junior subordinated debt securities of the same series with the same total principal amount and the same terms;

     - the manner in which Seitel will pay principal of and any premium and interest on a global debt security; and

     - the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

CONSOLIDATION, MERGER AND SALE

     Seitel has agreed that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:

     - Seitel is the continuing corporation; or

     - if Seitel is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Seitel's obligations under the indenture and the junior subordinated debt securities; and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

DEFEASANCE AND DISCHARGE

     When we use the term defeasance, we mean discharge from the obligations under the indenture. Seitel will be discharged from its obligations with respect to the junior subordinated debt securities of a series if:

     - Seitel deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable;

     - no event or condition under the subordination provisions described above prevents Seitel from making payments on the debt securities of that series on the date of the deposit; and

     - other specified conditions are satisfied.

     Unless we inform you otherwise in the prospectus supplement, Seitel also will be required to deliver to the indenture trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the junior subordinated debt securities to recognize income, gain or loss for United States federal income tax purposes.

     In addition, the indenture will cease to be of further effect with respect to junior subordinated debt securities of a series when either:

     - Seitel has paid the principal of, any premium and interest on and any additional amounts payable with respect to all the outstanding debt securities of that series when due;

     - Seitel has delivered all outstanding debt securities of that series to the indenture trustee for cancellation; or

     - all of the following occur:

          (1) all outstanding debt securities of that series not delivered to the indenture trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year;

          (2) Seitel deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable; and

          (3) Seitel has delivered to the trustee other documents required by the indenture, including an officers' certificate and an opinion of counsel.

For this provision to apply, Seitel also must pay all other sums payable by it under the indenture.

     If Seitel defeases a series of junior subordinated debt securities or if the indenture ceases to be of further effect with respect to a series of junior subordinated debt securities, the holders of those debt securities will not be entitled to the benefits of the indenture, except for those benefits relating to:

     - Seitel's obligations:

      - to register the transfer or exchange of debt securities;

      - to replace stolen, lost or mutilated debt securities;

      - to maintain paying agencies and hold moneys for payment in trust;

      - if the debt securities are convertible into other securities, to deliver those securities upon conversion;

     - the rights of the holders of debt securities to receive payments when due, but not upon acceleration;

     - the rights, obligations and duties of the trustee; and

     - the rights of the holders of debt securities to payment from property deposited with the trustee.

GOVERNING LAW

     New York law will govern the indenture and the junior subordinated debt securities.

INFORMATION ABOUT THE INDENTURE TRUSTEE

     The First National Bank of Chicago will be the trustee under the indenture. Its address is 1 North State Street, 9(th) Floor, Chicago, Illinois 60602.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any junior subordinated debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     The indenture contains limitations on the right of the trustee, if the trustee becomes one of Seitel's creditors, to obtain payment of claims or to realize on some property received for any of those claims, as security or otherwise. The trustee is permitted to engage in other transactions with Seitel. If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

     The trustee acts as agent for and a lender under Seitel's $75 million revolving credit facility. We expect that the trustee will act as the trustee under Seitel's indentures in connection with any offering by Seitel of its debt securities. Please read "About This Prospectus."

ASSIGNMENT

     Seitel may at any time assign any of its rights or obligations under the indenture to an affiliate. Seitel will, however, remain liable for all its obligations. Seitel also may assign the indenture to a successor in a merger, consolidation or asset sale involving Seitel permitted under the indenture.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will include the following information:

     - the terms of the offering;

     - the names of any underwriters or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the securities from us;

     - the net proceeds to us from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to some conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Richards, Layton & Finger, P.A., our special Delaware counsel, will issue opinions about the legality of the preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts for us. Gardere Wynne Sewell & Riggs, L.L.P., our special counsel, will issue opinions about the legality of Seitel's guarantees, shares and junior subordinated debt securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The financial statements of Seitel, Inc. included in the annual report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     Some of the information regarding Seitel's oil and gas reserves that we have incorporated by reference into this prospectus is derived from Forrest A. Garb & Associates, Inc.'s reserve report dated January 1, 1999. We have included this information in reliance upon Forrest A. Garb & Associates, Inc. as experts with respect to these matters.

                      WHERE YOU CAN FIND MORE INFORMATION

     Seitel files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Seitel at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Seitel's filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http://www.sec.gov."

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room.

                    INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Seitel may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:

     - Seitel's Annual Report on Form 10-K, as amended by Seitel's Form 10-K/A, for the year ended December 31, 1998.

     - Seitel's Quarterly Report on Form 10-Q, as amended by Seitel's Form 10-Q/A, for the three months ended March 31, 1999, and Seitel's Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

     - Seitel's Current Report on Form 8-K dated February 16, 1999.

     - The description of Seitel's common stock contained in its Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Seitel, Inc.
         Investor Relations
         50 Briar Hollow Lane
         7th Floor, West Building
         Houston, Texas 77027
         (713) 881-8900

                    SUBJECT TO COMPLETION -- AUGUST 20, 1999

PROSPECTUS
--------------------------------------------------------------------------------

                                  $200,000,000

                                  SEITEL, INC.
                             Senior Debt Securities
                          Subordinated Debt Securities
                                  Common Stock
                                Preferred Stock

--------------------------------------------------------------------------------

            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4.

      We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

                                  THE OFFERING

     We may offer from time to time:

     - senior debt securities;

     - subordinated debt securities;

     - common stock; and

     - preferred stock.

     Our common stock is listed on the New York Stock Exchange under the symbol "SEI".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 1999

     THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

About this Prospectus.......................................    3
About Seitel................................................    3
Risk Factors................................................    4
  Risk Factors Relating to Our Business.....................    4
  - Our business could be adversely affected by low oil and
    gas prices..............................................    4
  - We invest significant amounts of money in acquiring and
    processing seismic data for our data library with only
    partial underwriting of the costs by customers..........    4
  - Because our business is concentrated in the U.S. Gulf
    Coast and Canada, we could be adversely affected by
    developments in the oil and gas business that affect
    these areas.............................................    4
  - The amounts we amortize from its data library each
    period may fluctuate, and these fluctuations can affect
    our reported results of operations......................    4
  - Drilling hazards and dry holes could affect our oil and
    gas activities..........................................    5
  - Our debt agreements may limit our flexibility in
    responding to changing market conditions or in pursuing
    business opportunities..................................    5
  - Extensive governmental regulation of our business
    affects our daily operations............................    5
  - Loss of key personnel could adversely affect our
    business................................................    5
  - Our business could be adversely affected by our year
    2000 risks..............................................    5
  Risk Factors Relating to Our Debt Securities..............    6
  - We are a holding company and depend on our subsidiaries
    for funds...............................................    6
  - We can issue more debt..................................    6
  Risk Factors Relating to Our Common Stock
  - Sales of substantial amounts of our common stock
    eligible for future sale may cause a significant decline
    in the market price of our common stock.................    6
Forward-Looking Information.................................    6
Use of Proceeds.............................................    7
Ratio of Earnings to Fixed Charges..........................    7
Description of Debt Securities..............................    7
Description of Capital Stock................................   15
Plan of Distribution........................................   17
Legal Matters...............................................   18
Experts.....................................................   19
Where You Can Find More Information.........................   19
Information We Incorporate by Reference.....................   19

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement we have filed with the Securities and Exchange Commission. The registration statement also includes a prospectus under which Seitel Capital Trust I and Seitel Capital Trust II, two of our subsidiaries, may offer from time to time preferred securities guaranteed by us and we may offer our related junior subordinated debt securities. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $200,000,000. This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, common stock and preferred stock we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

ABOUT SEITEL

     We are a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. Our business includes:

     - licensing seismic data. We believe that we have the largest independent seismic data library marketed publicly in North America. Oil and gas companies use our data to explore for new oil and gas reserves and to develop existing oil and gas reservoirs.

     - participating in petroleum exploration and development projects as a working interest owner. As a working interest owner of mineral interests, we share costs and revenues of oil and gas exploration and production projects with other oil and gas companies. We combine our seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers in these projects.

     Our principal executive offices are located at 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, and our phone number is (713) 881-8900.

                                  RISK FACTORS

     You should carefully consider the following risk factors together with the other information contained in this prospectus, any accompanying prospectus supplement and the information we have incorporated by reference. The risks and uncertainties described below are not the only ones relating to these securities or facing our company. Additional risks and uncertainties not presently known to us or that we currently do not believe are material may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In this case, the trading price of the securities could decline and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR BUSINESS

  Our business could be adversely affected by low oil and gas prices.

     Our seismic business depends upon exploration, development and production spending by oil and gas companies. Overall conditions in the oil and gas industry have deteriorated in 1998 and early 1999 as a result of relatively low oil and gas prices. While demand for our seismic data has remained strong, low oil and gas prices could result in decreased demand for our seismic data. Although oil and gas prices have increased recently, any future decline could result in decreased revenues from our oil and gas exploration and production business.

  We invest significant amounts of money in acquiring and processing seismic data for our data library with only partial underwriting of the costs by customers.

     We invest significant amounts of money in acquiring and processing new seismic data to add to our data library. Although we generally obtain customer commitments covering in excess of 60% of the costs of acquiring and processing this data, we assume the risk that we will not be able to fully recover our portion of the costs through future licensing of the data. The amounts of these future data licensing fees are uncertain and depend on a variety of factors, including the market prices of oil and gas, customer demand for seismic data in our library, availability of similar data from competitors, and governmental regulations affecting oil and gas exploration. Many of these factors are beyond our control. In addition, the timing of these sales can vary greatly from period to period. Technological or regulatory changes or other developments could adversely affect the value of the data.

  Because our business is concentrated in the U.S. Gulf Coast and Canada, it could be adversely affected by developments in the oil and gas business that affect these areas.

     Most of the seismic data in our seismic data library covers areas along the U.S. Gulf Coast, offshore in the U.S. Gulf of Mexico or in Canada. Also, most of our existing interests in oil and gas properties are located along the coast of the U.S. Gulf of Mexico. Because of this geographic concentration, our results of operations could be adversely affected by events relating primarily to one of these regions even if conditions in the oil and gas industry worldwide were favorable. Some examples of possible events that would adversely affect the U.S. Gulf Coast region would be changes in governmental regulations adversely affecting offshore drilling in the U.S. Gulf of Mexico, shortages of drilling or other necessary equipment in this region, or increases in gas transportation costs from this region to the Northeastern U.S. where much of the gas produced in this region is consumed.

  The amounts we amortize from our data library each period may fluctuate, and these fluctuations can affect our reported results of operations.

     We amortize the cost of our multi-client data library based in part on our estimates of future sales of data. These estimates are imprecise and may vary from period to period depending upon market developments and our expectations. Substantial changes in amortization rates can have a significant effect on our reported results of operations.

  Drilling hazards and dry holes could affect our oil and gas activities.

     We may not discover commercial quantities of oil and gas when we participate in drilling wells. Our oil and gas operations could be adversely affected by the occurrence of drilling hazards. These include:

     - cratering;

     - explosions;

     - uncontrollable flows of oil, gas or well fluids;

     - fires;

     - pollution; and

     - other environmental risks.

Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. We do not act as operator in our oil and gas drilling business and depend on our partners to minimize these operating risks.

  Our debt agreements may limit our flexibility in responding to changing market conditions or in pursuing business opportunities.

     Our debt agreements contain restrictions and requirements relating to, among other things:

     - additional borrowing;

     - maintaining financial ratios;

     - granting liens on our assets;

     - selling assets;

     - paying dividends; and

     - merging.

These restrictions and requirements may limit our flexibility in responding to changing market conditions or in pursuing business opportunities that we believe would have a positive effect on our business.

  Extensive governmental regulation of our business affects our daily operations.

     Our seismic data customers are subject to extensive governmental regulation. In addition, our oil and gas exploration and production operations are subject to regulations. These regulations, among other things:

     - govern environmental quality and pollution control; and

     - limit rates of production.

New laws or regulations or changes to existing laws or regulations affecting the oil and gas industry could reduce customer demand for our seismic data or increase the operating costs of our oil and gas business.

  Loss of key personnel could adversely affect our business.

     We depend on a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on our business.

  Our business could be adversely affected by our year 2000 risks.

     We use computer systems, specialized software, embedded processors and related technologies for revenue-generating activities. We have assessed our computer-related systems to ensure that they will be able to recognize and process date-sensitive information properly as the year 2000 approaches. Systems that do not properly recognize and process this information could generate erroneous data or even fail.

     We have not completed our year 2000 assessment of our suppliers, service providers and customers and we cannot assure you that all our systems and applications will continue without interruption due to the year 2000 problem. If some of these systems and applications do not comply in a timely manner and if we cannot develop adequate contingency plans, the year 2000 issue could have a material adverse effect on our operations.

RISKS RELATING TO OUR DEBT SECURITIES

  We are a holding company and depend on our subsidiaries for funds.

     We are a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. This structure results in two principal risks:

     - our subsidiaries may be restricted by contractual provisions or applicable laws from providing it the cash that it needs to pay parent company debt service obligations, including payments on the senior debt securities or the subordinated debt securities; and

     - in any liquidation, reorganization or insolvency proceeding involving our company, your claim as a holder of our debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

  We can issue more debt.

     The indentures relating to the debt securities that we may issue under this prospectus and the other prospectus included in this registration statement do not limit or restrict the amount of other indebtedness or securities that we or our subsidiaries can issue.

RISKS RELATING TO OUR COMMON STOCK

  Sales of substantial amounts of our common stock eligible for future sale may cause a significant decline in the market price of our common stock.

     We have issued options, warrants and other rights to our directors and executive officers for approximately 5.6 million shares of common stock. These options, warrants and other rights may be exercised within 60 days of the date of this prospectus. Most of these shares may be sold immediately upon exercise. Sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or the perception that sales of substantial amounts of common stock could occur, could adversely affect the market price for our common stock.

                          FORWARD-LOOKING INFORMATION

     Some of the statements contained in this prospectus under the caption "Risk Factors," and some of the statements included in the documents that we have incorporated by reference, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements:

     - address activities, events or developments that we expect, believe, anticipate or estimate will or may occur in the future;

     - are based on assumptions and analyses that we have made and that we believe are reasonable under the circumstances when made; and

     - are based on many risks, uncertainties and other factors, most of which are beyond our control.

     Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether the forward-looking statements ultimately prove to be accurate. These forward looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so. Please read "Risk Factors."

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

     - repayments or refinancings of debt;

     - working capital;

     - capital expenditures;

     - investments in our multi-client data library;

     - investments in oil and gas properties;

     - acquisitions; and

     - repurchases or redemptions of debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratio of earnings to fixed charges for the periods shown is as follows:

                                                   YEARS ENDED DECEMBER 31,       SIX MONTHS ENDED
                                               --------------------------------       JUNE 30,
                                               1994   1995   1996   1997   1998         1999
                                               ----   ----   ----   ----   ----   ----------------
Ratio of earnings to fixed charges..........   5.0x   4.4x   5.0x   7.6x   5.0x         2.1x

     For purposes of calculating the ratio of earnings to fixed charges, "earnings" means income from continuing operations before extraordinary losses, plus income taxes and fixed charges (exclusive of capitalized interest), less undistributed earnings of less than 50% owned affiliates. Fixed charges include
(1) interest on indebtedness, including capitalized interest, (2) amortization of deferred financing costs and (3) that portion of lease expense that is deemed to be representative of an interest factor. The ratio includes amounts from Seitel and all of Seitel's majority-owned subsidiaries.

     Included in earnings for the six months ended June 30, 1999 was a nonrecurring $7.8 million impairment of our investment in Eagle Geophysical. If this item had not been included, the ratio of earnings to fixed charges for the six months ended June 30, 1999 would have been 3.1x. Nonrecurring items included in 1997 earnings were a $29.2 million gain relating to our spin-off of Eagle Geophysical, a $9.6 million write-down of our oil and gas properties and a $4.1 million loss relating to our repayment of debt in the form of a volumetric production payment. If these items had not been included, the ratio of earnings to fixed charges for 1997 would have been 5.4x.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture between us and The First National Bank of Chicago, as trustee, that we will enter into before we issue any of these securities. We will issue subordinated debt securities under an indenture between us and The First National Bank of Chicago, as trustee, that we will enter into before we issue any of these securities. These indentures will be substantially identical, except for the provisions relating to subordination and covenants. Please read "-- Provisions Applicable Solely to Senior Debt Securities" and "-- Provisions Applicable Solely to Subordinated Debt Securities."

     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the applicable indenture, which we have filed with the SEC. Please read "Where You Can Find More Information."

     In this summary description of the debt securities, all references to us mean Seitel, Inc. only, unless we state otherwise or the context clearly indicates otherwise.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     Terms. Neither the senior indenture nor the subordinated indenture will limit the amount of debt that we may issue under that indenture. We may issue debt securities under the indentures from time to time in one or more series, each in an amount we authorize prior to issuance.

     Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not limit or restrict:

     - the amount of other indebtedness or securities that we or our subsidiaries may incur or issue;

     - transactions between us and our affiliates;

     - the payment of dividends and other distributions by us to our stockholders;

     - our making investments and capital expenditures, including investments in our multi-client library;

     - the transfer of assets by us to our subsidiaries;

     - the sale of assets, unless that sale is for all or substantially all our assets; and

     - the repurchase or redemption of our debt or equity securities.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - whether the debt securities will be senior or subordinated debt securities;

     - the title of the debt securities;

     - the total principal amount of the debt securities;

     - whether we will issue the debt securities in the form of one or more global securities and whether we will issue any global securities in temporary or permanent global form;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - any interest rate, whether fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - the place or places where payments on the debt securities will be payable;

     - any provisions for redemption or early repayment;

     - any provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

     - the denominations in which we will issue the debt securities;

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

     - any changes or additions to the events of default or covenants described in this prospectus;

     - any restrictions or other provisions relating to the transfer or exchange of the debt securities;

     - whether payments on the debt securities will be made without deduction for taxes, assessments or governmental charges; and

     - any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity.

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

     Consolidation, Merger and Sale of Assets. We have agreed that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

     - we are the continuing corporation; or

     - if we are not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all our obligations under the indentures and the debt securities; and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

     Events of Default. Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

     - our failure to pay interest or any additional amounts on that series of debt securities for 30 days;

     - our failure to pay principal of or any premium on that series of debt securities when due;

     - our failure to deposit any mandatory sinking fund payment for 30 days;

     - our failure to comply with any of our covenants or agreements in that series of debt securities or the indenture for that series, other than an agreement, covenant or provision that we have included in the applicable indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by that failure; and

     - bankruptcy, insolvency or reorganization events.

     Depending on the terms of our other indebtedness, an event of default under an indenture may give rise to cross defaults on our other indebtedness. If a default or an event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of those debt securities within 90 days after it occurs. The trustee may withhold notice of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind the accelerated payment requirement.

     A holder of a debt security of any series may pursue any remedy under the applicable indenture only if:

     - the holder gives the applicable trustee written notice of a continuing event of default for that series;

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the applicable trustee to pursue the remedy;

     - the holder or holders offer to the trustee indemnity reasonably satisfactory to it;

     - the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

     This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable trustee; and

     - exercising any trust or power conferred on the applicable trustee relating to or arising under an event of default.

     Each indenture requires us to file annually with the applicable trustee a written statement as to our compliance with the covenants contained in that indenture.

     Modification and Waiver. We may amend or supplement each indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

     - reduce the rate of or change the time for payment of interest on any debt security;

     - reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

     - change the stated maturity of any debt security;

     - reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that debt security;

     - reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

     - change any obligation to pay additional amounts on any debt security;

     - make payments on any debt security payable in any currency or currency unit other than as originally stated in that debt security;

     - impair the holder's right to institute suit for the enforcement of any payment on any debt security;

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with some provisions of the applicable indenture or to make any change in this provision for modification;

     - waive a continuing default or event of default regarding any payment on any debt security; or

     - with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We may amend or supplement each indenture without the consent of any holders of debt securities:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     - to provide any security for any series of debt securities;

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

     - to add events of default with respect to any debt securities;

     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

     - to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

     - to provide for the acceptance of a successor or another trustee.

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with any provision of the indenture with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

     Original Issue Discount. In determining whether the holders of the required principal amount of debt securities have concurred in any direction, amendment, supplement, waiver or consent the principal amount of an original issue discount security will be the principal amount that would be due and payable upon acceleration of the maturity of that debt security.

     Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture.

     If we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

     - we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, the related events of default will no longer apply to us but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

     If we elect legal defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations:

     - to register the transfer or exchange of debt securities;

     - to replace stolen, lost or mutilated debt securities; and

     - to maintain paying agencies and hold moneys for payment in trust.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes.

     In addition, unless we inform you otherwise in the prospectus supplement, each indenture will cease to be of further effect with respect to debt securities of a series, subject to exceptions relating to compensation and indemnity of the applicable trustee and repayment to us of excess money or securities, when:

     - either:

          (1) all outstanding debt securities of that series have been delivered to that trustee for cancellation; or

          (2) all outstanding debt securities of that series not delivered to the trustee for cancellation either:

        - have become due and payable;

        - will become due and payable at their stated maturity within one year;
          or

        - are to be called for redemption within one year; and

        we have deposited with the trustee funds or government securities in trust sufficient to pay and discharge the entire indebtedness on the debt securities of that series when due;

     - we have paid all other sums payable by us with respect to those debt securities; and

     - we have delivered to the trustee other documents required by the indenture, including an officers' certificate and an opinion of counsel.

     Governing Law. New York law will govern the indentures and the debt securities.

     The Trustee. The First National Bank of Chicago is the trustee under each indenture. Its address is 1 North State Street, 9th Floor, Chicago, Illinois 60602. We have initially appointed the trustee as the registrar and paying agent under each indenture.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     Each indenture limits the right of the trustee, if the trustee, becomes one of our creditors, to obtain payment of claims or to realize on some property received for any of these claims, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

     The trustee acts as agent for and a lender under our $75 million revolving credit facility. We expect that the trustee will act as the trustee under our junior subordinated indenture, as property trustee under the declarations of trust and as guarantee trustee under our preferred securities guarantee in connection with any offering by Seitel Capital Trust I or Seitel Capital Trust II of its trust preferred securities and by us of our related junior subordinated debt securities. We expect that an affiliate of the trustee will serve as Delaware trustee for these trusts. Please read "About This Prospectus."

     Form, Exchange, Registration and Transfer. We will issue the debt securities in registered form. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

     We will appoint the trustee under each indenture as registrar for our debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for any series of debt securities.

     In the case of any redemption or repurchase, we will not be required to register the transfer or exchange of any debt security either:

     - if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

     - during a period beginning 15 business days before the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing.

     Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder's registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in a prospectus supplement, the trustee under each indenture will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

     Book-Entry Debt Securities. We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     Ranking. The senior debt securities will rank equally with all our unsecured and unsubordinated debt and senior to any subordinated indebtedness, including any subordinated debt securities.

     Restrictive Covenants. We will describe any restrictive covenants relating to the senior debt securities in a prospectus supplement.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Ranking. The subordinated debt securities will rank junior to all our senior debt and may rank equally with or senior to other subordinated debt that may be outstanding from time to time.

     Subordination. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due; or

     - we default in performing any other covenant (a "covenant default") in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will only prevent us from making payments on the subordinated debt securities for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "senior debt" will mean all debt of Seitel, unless the debt states that it is not senior to the subordinated debt securities or our other junior debt. The term "debt" of a person means:

     - indebtedness for borrowed money;

     - obligations evidenced by bonds, debentures, notes or similar instruments;

     - undrawn obligations relating to letters of credit or similar instruments, other than standby letters of credit and bid or performance bonds issued in the ordinary course of business;

     - reimbursement obligations relating to drawn letters of credit and similar instruments described in the preceding item if the drawing is reimbursed within 30 business days following demand for reimbursement;

     - obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

     - capitalized lease obligations;

     - indebtedness of a third party secured by a lien on any asset of that person; and

     - indebtedness of others guaranteed to the extent of the guarantee.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of the date of this prospectus, we are authorized to issue up to 55,000,000 shares of stock, including up to 50,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. As of August 20, 1999, we had 24,285,795 shares of common stock and no shares of preferred stock outstanding. As of that date, we also had approximately 6,665,515 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

     The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

COMMON STOCK

     Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

     Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We generally do not pay cash dividends, and we intend to retain future earnings in order to provide funds for use in the operation and expansion of our business.

     Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all our debts and distributions and after the holders of all series of our outstanding preferred stock, if any, have received their liquidation preferences in full.

     Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus will also be fully paid and non-assessable.

     No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "SEI." Any additional common stock we issue will also be listed on the NYSE.

PREFERRED STOCK

     Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth some of the general terms and provisions of our authorized preferred stock. If we offer preferred stock, we will file a description with the SEC and describe the specific designations and rights in a prospectus supplement, including the following terms:

     - the series, the number of shares offered and the liquidation value of the preferred stock;

     - the price at which the preferred stock will be issued;

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     - the liquidation preference of the preferred stock;

     - the voting rights of the preferred stock;

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any redemption or sinking fund;

     - whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any conversion; and

     - any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

     Any preferred stock will, when issued, be fully paid and non-assessable.

BUSINESS COMBINATIONS UNDER DELAWARE LAW

     We are subject to Section 203 of the Delaware General Corporation Law, which restricts some types of business combinations of Delaware corporations.
Section 203 prohibits us from engaging in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless:

     - prior to the time of the business combination, our board of directors approved the business combination or the transaction in which the stockholder became an interested stockholder;

     - as a result of the business combination, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced; or

     - on or after the date of the business combination, our board of directors and the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder approve the business combination.

     The DGCL defines a "business combination" generally as:

     - a merger or consolidation with the interested stockholder or with any other corporation if the merger or consolidation is caused by the interested stockholder;

     - a sale or other disposition to or with an interested stockholder of assets with an aggregate market value greater than or equal to 10% or more of either the aggregate market value of all our assets or the aggregate market value of all of our outstanding stock;

     - a transaction resulting in the issuance or transfer by our company or any of our majority-owned subsidiaries of any of our stock or stock of our subsidiary to the interested stockholder;

     - any transaction involving our company or any of our majority-owned subsidiaries that has the effect of increasing the proportionate share of our stock or the stock of the subsidiary owned by the interested stockholder; or

     - any receipt of the interested stockholder of the benefit of any loans or other financial benefits provided by our company or any of our majority-owned subsidiaries.

     An interested stockholder is defined generally to mean a person who, together with its affiliates, owns, or if the person is an affiliate of the corporation did own within the last three years, 15% or more of our outstanding voting stock.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will include the following information:

     - the terms of the offering;

     - the names of any underwriters or agents;

     - the name or names of any managing underwriter or underwriters;

     - the purchase price of the securities from us;

     - the net proceeds to us from the sale of the securities;

     - any delayed delivery arrangements;

     - any underwriting discounts, commissions and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Gardere Wynne Sewell & Riggs, L.L.P., our special counsel, will issue opinions about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The financial statements of Seitel, Inc. included in the annual report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     Some of the information regarding our oil and gas reserves that we have incorporated by reference into this prospectus is derived from Forrest A. Garb & Associates, Inc.'s reserve report dated January 1, 1999. We have included this information in reliance upon Forrest A. Garb & Associates, Inc. as experts with respect to these matters.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at "http://www.sec.gov."

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room.

                    INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. The documents we incorporate by reference are:

     - our Annual Report on Form 10-K, as amended by our Form 10-K/A, for the year ended December 31, 1998;

     - our Quarterly Report on Form 10-Q, as amended by our Form 10-Q/A, for the three months ended March 31, 1999, and our Quarterly Report on Form 10-Q for the three months ended June 30, 1999; and

     - Seitel's Current Report on Form 8-K dated February 16, 1999.

     - the description of our common stock contained in our Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Seitel, Inc.
         Investor Relations
         50 Briar Hollow Lane
         7th Floor, West Building
         Houston, Texas 77027
         (713) 881-8900

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by Seitel, Inc. in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.........  $ 55,600
Legal fees and expenses.....................................   150,000
Printing, EDGAR formatting and mailing expenses.............   100,000
Accounting fees and expenses................................   100,000
Blue Sky qualification fees and expenses....................    10,000
Trustees' fees and expenses.................................    40,000
Rating agency fees..........................................   180,000
Miscellaneous...............................................    64,400
                                                              --------
          Total.............................................  $700,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

     Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Article Eighth of Seitel, Inc.'s Certificate of Incorporation and Section Six of Seitel, Inc.'s Bylaws give a director or officer the right to be indemnified by Seitel, Inc. to the fullest extent permitted under Delaware law.

     The directors and officers of Seitel and the Regular Trustees of each trust are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

     The above discussion of Seitel, Inc's Certificate of Incorporation and Bylaws and of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, the Bylaws and the statutes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          1.1*            -- Underwriting Agreement.
          4.1             -- Certificate of Trust of Seitel Capital Trust I.
          4.2             -- Declaration of Trust of Seitel Capital Trust I.
          4.3             -- Certificate of Trust of Seitel Capital Trust II.
          4.4             -- Declaration of Trust of Seitel Capital Trust II.
          4.5             -- Form of Amended and Restated Declaration of Trust.
          4.6             -- Form of Preferred Securities Certificate of Seitel
                             Capital Trust I (included in Exhibit 4.5).
          4.7             -- Form of Preferred Securities Certificate of Seitel
                             Capital Trust II (included in Exhibit 4.5).
          4.8             -- Form of Indenture between Seitel, Inc. and The First
                             National Bank of Chicago covering the Junior Subordinated
                             Debentures.
          4.9             -- Form of Preferred Securities Guarantee between Seitel,
                             Inc. and Seitel Capital Trust I and Seitel Capital Trust
                             II.
          4.10            -- Form of Indenture between Seitel, Inc. and The First
                             National Bank of Chicago covering the Senior Debt
                             Securities.
          4.11            -- Form of Indenture between Seitel, Inc. and The First
                             National Bank of Chicago covering the Subordinated Debt
                             Securities.
          5.1             -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P.
          5.2             -- Opinion of Richards Layton & Finger, L.L.P.
          8.1*            -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P. as to
                             certain tax matters.
         12.1             -- Statement regarding computation of ratio of earnings to fixed charges.
         23.1             -- Consent of Arthur Andersen LLP.
         23.2             -- Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5.1).
         23.3             -- Consent of Richards Layton & Finger, P.A. (included in
                             Exhibit 5.2).
         23.4             -- Consent of Forrest A. Garb & Associates, Inc.
         24.1             -- Power of Attorney (set forth on the signature pages
                             contained in Part II of this Registration Statement).
         25.1             -- Statement of Eligibility and Qualification under the
                             Trust Indenture Act of 1939, as amended, on Form T-1 of
                             The First National Bank of Chicago, as Trustee under the
                             Senior Debt Securities Indenture, the Subordinated Debt
                             Securities Indenture and the Junior Subordinated
                             Debenture Indenture, and as Guarantee Trustee under the
                             Guarantees of Preferred Securities of Seitel Capital
                             Trust I and Guarantees of Preferred Securities of Seitel
                             Capital Trust II.
         25.2             -- Statement of Eligibility and Qualification under the
                             Trust Indenture Act of 1939, as amended, on Form T-1 of
                             The First National Bank of Chicago, as Property Trustee,
                             relating to Seitel Capital Trust I.

          25.3            -- Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of The First National Bank of Chicago, as Property Trustee,
                             relating to Seitel Capital Trust II.

---------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 1999.

                                            SEITEL, INC.

                                            By:
                                                     /s/ PAUL A. FRAME
                                              ----------------------------------
                                                        Paul A. Frame
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Frame and Debra D. Valice, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----

               /s/ HERBERT M. PEARLMAN                   Chairman of the Board of        August 20, 1999
-----------------------------------------------------      Directors
                 Herbert M. Pearlman

                  /s/ PAUL A. FRAME                      President, Chief Executive      August 20, 1999
-----------------------------------------------------      Officer and Director
                    Paul A. Frame                          (Principal Executive
                                                           Officer)

                /s/ HORACE A. CALVERT                    Executive Vice President,       August 20, 1999
-----------------------------------------------------      Chief Operating Officer
                  Horace A. Calvert                        and Director

                 /s/ DEBRA D. VALICE                     Executive Vice President of     August 20, 1999
-----------------------------------------------------      Finance, Chief Financial
                   Debra D. Valice                         Officer (Principal
                                                           Accounting and Financial
                                                           Officer)

                  /s/ DAVID S. LAWI                      Director                        August 20, 1999
-----------------------------------------------------
                    David S. Lawi

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----

              /s/ WALTER M. CRAIG, JR.                   Director                        August 20, 1999
-----------------------------------------------------
                Walter M. Craig, Jr.

                 /s/ FRED S. ZEIDMAN                     Director                        August 20, 1999
-----------------------------------------------------
                   Fred S. Zeidman

                /s/ JOHN E. STIEGLITZ                    Director                        August 20, 1999
-----------------------------------------------------
                  John E. Stieglitz

                 /s/ WILLIAM LERNER                      Director                        August 20, 1999
-----------------------------------------------------
                   William Lerner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 1999.

                                            SEITEL CAPITAL TRUST I

                                            By: Seitel, Inc., sponsor

                                            By:      /s/ PAUL A. FRAME
                                              ----------------------------------
                                                       Paul A. Frame
                                               President and Chief Executive
                                                          Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 1999.

                                            SEITEL CAPITAL TRUST II

                                            By: Seitel, Inc., sponsor

                                            By:      /s/ PAUL A. FRAME
                                              ----------------------------------
                                                       Paul A. Frame
                                               President and Chief Executive
                                                          Officer

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                   DESCRIPTION
        -------                                   -----------
          1.1*            -- Underwriting Agreement.
          4.1             -- Certificate of Trust of Seitel Capital Trust I.
          4.2             -- Declaration of Trust of Seitel Capital Trust I.
          4.3             -- Certificate of Trust of Seitel Capital Trust II.
          4.4             -- Declaration of Trust of Seitel Capital Trust II.
          4.5             -- Form of Amended and Restated Declaration of Trust.
          4.6             -- Form of Preferred Securities Certificate of Seitel
                             Capital Trust I (included in Exhibit 4.5).
          4.7             -- Form of Preferred Securities Certificate of Seitel
                             Capital Trust II (included in Exhibit 4.5).
          4.8             -- Form of Indenture between Seitel, Inc. and The First
                             National Bank of Chicago covering the Junior Subordinated
                             Debentures.
          4.9             -- Form of Preferred Securities Guarantee between Seitel,
                             Inc. and Seitel Capital Trust I and Seitel Capital Trust
                             II.
          4.10            -- Form of Indenture between Seitel, Inc. and The First
                             National Bank of Chicago covering the Senior Debt
                             Securities.
          4.11            -- Form of Indenture between Seitel, Inc. and The First
                             National Bank of Chicago covering the Subordinated Debt
                             Securities.
          5.1             -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P.
          5.2             -- Opinion of Richards Layton & Finger, L.L.P.
          8.1*            -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P. as to
                             certain tax matters.
         12.1             -- Statement regarding computation of ratio of earnings to fixed charges.
         23.1             -- Consent of Arthur Andersen LLP.
         23.2             -- Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5.1).
         23.3             -- Consent of Richards Layton & Finger, P.A. (included in
                             Exhibit 5.2).
         23.4             -- Consent of Forrest A. Garb & Associates, Inc.
         24.1             -- Power of Attorney (set forth on the signature pages
                             contained in Part II of this Registration Statement).
         25.1             -- Statement of Eligibility and Qualification under the
                             Trust Indenture Act of 1939, as amended, on Form T-1 of
                             The First National Bank of Chicago, as Trustee under the
                             Senior Debt Securities Indenture, the Subordinated Debt
                             Securities Indenture and the Junior Subordinated
                             Debenture Indenture, and as Guarantee Trustee under the
                             Guarantees of Preferred Securities of Seitel Capital
                             Trust I and Guarantees of Preferred Securities of Seitel
                             Capital Trust II.
         25.2             -- Statement of Eligibility and Qualification under the
                             Trust Indenture Act of 1939, as amended, on Form T-1 of
                             The First National Bank of Chicago, as Property Trustee,
                             relating to Seitel Capital Trust I.
         25.3             -- Statement of Eligibility and Qualification under the
                             Trust Indenture Act of 1939, as amended, on Form T-1 of
                             The First National Bank of Chicago, as Property Trustee,
                             relating to Seitel Capital Trust II.

---------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).